UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2004

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5250-140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 5, 2004, Whirlpool Corporation ("Whirlpool") completed the signing of a three year agreement (the "Agreement") with Technology Research Corporation ("TRC") in which TRC will supply cord fire protection products for certain room air conditioners manufactured by Whirlpool. The term of the Agreement commenced on August 1, 2004 and continues until August 1, 2007. Although the Agreement does not include minimum purchase requirements, revenues resulting from the Agreement are estimated at $4.3 million for the first year. Revenues for years two and three will depend upon the volume and pricing in those years.

    Under the Agreement, TRC will serve as the sole source provider of cord fire protection products for Whirlpool for the first year, and continuing for an additional two years, provided that TRC meets certain performance and pricing conditions of the Agreement.

Item 2.02 Results of Operations and Financial Condition.

On October 11, 2004, Technology Research Corporation issued a press release giving some general guidance regarding revenues and profits for its second quarter ended September 30, 2004 and revenues for its third quarter ending December 31, 2004.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibit is filed as part of this report:

Exhibit No. 99.1	Description Press release issued October 11, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: Otober 12, 2004	By: /s/ Scott J. Loucks
Name: Scott J. Loucks
Title: VP of Finance CFO

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